EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-51737 and 33-52489 both on Form S-3 of Indianapolis Power & Light Company and Registration Statement No. 2-88352 on Form S-8 of IPALCO Enterprises, Inc. of our report dated January 27, 1995, appearing in the Annual Report on Form 10-K of Indianapolis Power & Light Company for the year ended
December 31, 1994.






/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Indianapolis, Indiana
March 2, 1995